UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	February 17, 2004
Date of Earliest Event Reported:	February 17, 2004

BOISE CASCADE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161
(Registrant’s telephone number, including area code)

Item 7.		Financial Statements and Exhibits
	(c)	Exhibits.

		Exhibit 99	Boise Cascade Corporation Fourth Quarter 2003 Fact Book

Item 12.		Results of Operations and Financial Condition.

On February 17, 2004, we issued our Fourth Quarter 2003 Fact Book, a copy of which is attached as Exhibit 99.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement the GAAP presentations in this Fact Book, we also present the results of our operations before special items.  For example, we present results that exclude items such as asset write-downs, the effect of accounting changes, and other items we believe are not indicative of our ongoing operations.  Further, in some instances, we present results that exclude the impact of our recent acquisition of OfficeMax, Inc.  We believe this presentation, together with the GAAP presentation, allows investors to compare our core operating results within the period both before and after this acquisition and also to compare our core operations from period to period.  We believe our presentation of results before these special items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our Fact Book.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

	By	/s/ Karen E. Gowland
Karen E. Gowland
Vice President and Corporate Secretary
Date: February 17, 2004

EXHIBIT INDEX

Number	Description

99	Boise Cascade Corporation Fourth Quarter 2003 Fact Book